SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2004

KEYNOTE SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27241	94-3226488
(Commission File Number)	(IRS Employer Identification No.)

777 Mariners Island Boulevard, San Mateo, CA	94404
(Address of principal executive offices)	(Zip Code)

(650) 403-2400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Exhibit Title
99.01	Press Release, dated July 26, 2004, issued by Keynote Systems, Inc.

Item 12. Results of Operations and Financial Condition.

On July 26, 2004, Keynote Systems, Inc. (the “Company”) issued a press release announcing its results for the third fiscal quarter ended June 30, 2004. A copy of the press release is attached as Exhibit 99.01 to this Current Report. This Current Report and the exhibit attached hereto are being furnished to report information pursuant to Item 12 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

The press release includes information on free cash flow. This measure is not based on any standardized methodology prescribed by U.S. generally accepted accounting principles (“GAAP”) and is not necessarily comparable to similar measures presented by other companies. Free cash flow is calculated by excluding capital expenditures from GAAP cash flows from operations. This measure should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP. Management believes that free cash flow is a useful measure of performance as it provides its investors with an additional method for evaluating its operating performance and liquidity and reflects the resources available for the Company to invest in acquisitions or to repurchase stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYNOTE SYSTEMS, INC.

Date: July 26, 2004	By:	/s/ Peter Maloney
Peter Maloney
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.01	Press Release, dated July 26, 2004, issued by Keynote Systems, Inc.